Exhibit 99.1

BlueLinx Announces Third Quarter 2026 Results

ATLANTA, November 3, 2026 – BlueLinx Holdings Inc. (NYSE: BXC), a leading U.S. wholesale distributor of building products, today reported financial results for the fiscal three months ended October 3, 2026 (“third quarter 2026”).

THIRD QUARTER 2026 HIGHLIGHTS

•Net sales of $813 million, an increase of 8.5% compared to third quarter 2025
•Gross profit of $131 million, or 16.1% of net sales, an increase of 21% compared to third quarter 2025
•Net loss of $0.6 million, or $0.07 loss per basic and diluted share, compared to net income of $1.7 million and earnings per basic and diluted share of $0.20, respectively, in third quarter 2025
•Adjusted net income of $5.5 million, or $0.68 adjusted diluted earnings per share, compared to $3.7 million, and $0.45, respectively, in third quarter 2025
•Adjusted EBITDA of $31.7 million, or 3.9% of net sales, an increase of 42% compared to third quarter 2025
•Available liquidity of $689 million, including $350 million cash and cash equivalents on hand
“We delivered year-over-year profitable sales growth at improved gross margins in our specialty and structural product categories in the third quarter,” said Shyam Reddy, President and Chief Executive Officer of BlueLinx. “Our strategy and our investments in growth initiatives, operational excellence, and process improvements are helping us successfully navigate a challenging environment and drive long-term value creation.”

“Strong operational execution and effective working capital management contributed to our strong cash flow during the third quarter,” said Kelly Wall, Senior Vice President, Chief Financial Officer and Treasurer. “Our balance sheet and liquidity remain strong, which give us a great deal of flexibility to execute on our strategic initiatives.”

THIRD QUARTER 2026 FINANCIAL PERFORMANCE

In third quarter 2026, net sales were $813 million, an increase of $64 million, or 8.5%, compared to the fiscal three months ended September 27, 2025 (“third quarter 2025”). Sales growth in the current quarter was attributable to both specialty products and structural products. Gross profit was $131 million, an increase of $23 million year-over-year, and gross margin was 16.1%, up 170 basis points from 14.4% in the prior year quarter. Third quarter 2026 included a $2.2 million net benefit for import duty-related items. Also during third quarter 2026, we recorded an unusual inventory provision of $2.9 million for discontinued inventory resulting from a strategic brand and vendor change for one of our key product lines. Third quarter 2025 included a $2.2 million expense for an import duty-related item. Excluding these inventory and duty-related items, gross margin for third quarter 2026 would have been 16.2% compared to a gross margin of 14.7% in third quarter 2025.

Net sales of specialty products, which include product types such as engineered wood, siding, millwork, outdoor living, specialty lumber and panels, and industrial products, were $550 million, an increase of $24 million, or 4.6% compared to third quarter 2025. This increase in net sales for specialty products in the third quarter of 2026 was due primarily to the positive impact of Disdero Lumber Co., LLC (“Disdero”) product sales, and higher pricing, partially offset by lower volumes. Gross profit from specialty products was $103 million, an increase of $15 million compared to the third quarter of 2025. Gross margin for specialty products was 18.7% compared to 16.6% in the prior year quarter. Excluding the import duty-related benefit and unusual inventory provision in 2026, and the $2.2 million import duty-related expense in 2025, specialty products gross margin would have been 18.8% for the third quarter of 2026, compared to 17.0% for the third quarter of 2025.

Net sales of structural products, which include product types such as lumber, panels (including plywood and oriented strand board), rebar, and remesh, were $263 million, an increase of $40 million compared to third quarter 2025. This increase in structural product sales was primarily due to increases in pricing and volumes for both lumber and panels. Gross profit from sales of structural products was $28.3 million, an increase of $7.4 million from the prior year quarter, and gross margin improved to 10.7%, compared to 9.3% in the prior year quarter.

Selling, general and administrative (“SG&A”) expenses were $106 million in third quarter 2026, $16.6 million higher than the prior year quarter. The year-over-year increase in SG&A was primarily due to Disdero, higher fuel and third-party freight expenses, and employee-related expenses.

Other operating, net includes expenses related to the design and implementation of our business and digital transformation initiatives.

Net loss was $0.6 million, or $0.07 per basic and diluted share, versus net income of $1.7 million, or $0.20 per basic and diluted share, in the prior year quarter. Adjusted net income was $5.5 million, or $0.68 per diluted share, compared to $3.7 million, or $0.45 per diluted share in the third quarter of last year.

Adjusted EBITDA was $31.7 million, or 3.9% of net sales, for third quarter 2026, compared to $22.4 million, or 3.0% of net sales in third quarter 2025. Excluding the $2.2 million net benefit in 2026 and the $2.2 million expense in 2025 for import duty-related items, Adjusted EBITDA would have been $29.5 million, or 3.6% of net sales in the third quarter of 2026, compared to $24.6 million, or 3.3% of net sales, in the prior-year period.

Net cash flows provided by operating activities decreased by $13.9 million from $59 million provided in the prior year quarter to $44.7 million provided in the current quarter, due primarily to period-over-period net changes in inventory and the timing of payments for accounts payable. The Company generated free cash flow of $39.6 million in the current quarter, a $13.1 million decrease from the prior year quarter, driven by the inventory and accounts payable activities.

CAPITAL ALLOCATION AND FINANCIAL POSITION
During third quarter 2026, we added property and equipment through purchases of $5.2 million, plus $1.3 million obtained through finance leases. These additions were related primarily to fleet, facility and technology improvements.

During third quarter 2026, we did not repurchase any shares of the Company’s common stock. At quarter-end, we had $3.7 million remaining under the $100 million repurchase program announced in October 2023, plus the full $50 million under the separate repurchase program announced in July 2025, for a total of $53.7 million.

As of October 3, 2026, total debt and finance lease obligations, excluding real property finance lease obligations, were $371 million. This consisted of $300 million of senior secured notes that mature in 2029 and $71 million of finance lease obligations for equipment. Net debt was $21 million, which is the $371 million noted above less cash and cash equivalents of $350 million, resulting in a net leverage ratio of 0.2x using a trailing twelve-month Adjusted EBITDA of $105 million. Available liquidity was $689 million, which included an undrawn revolving credit facility that had $339 million of availability plus cash and cash equivalents of $350 million.

FOURTH QUARTER 2026 OUTLOOK
We are expecting specialty product gross margin to be in the range of 17.5% to 18.5%, and structural product gross margin to be in the range of 9.0% to 10.0%. We also expect average daily sales volumes to be slightly lower than the fourth quarter of fiscal 2025 and the third quarter of 2026.

CONFERENCE CALL INFORMATION
BlueLinx will host a conference call on November 4, 2026, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the BlueLinx website at https://investors.bluelinxco.com, and a replay of the webcast will be available at the same site shortly after the webcast is complete.

To participate in the live teleconference:

North America (Toll-Free): 1-833-461-5787
International (Toll): 1-585-542-9983
Passcode: 692 121 823

ABOUT BLUELINX
BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing 50 states, and the strength of a locally focused sales force, we distribute a comprehensive range of products to our customers which include national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers, and we operate our business through a broad network of distribution centers. To learn more about BlueLinx, please visit www.bluelinxco.com.

INVESTOR & MEDIA CONTACT
Tom Morabito
Investor Relations Officer
(470) 394-0099
investor@bluelinxco.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could,” “expect,” “estimate,” “intend,” “may,” “project,” “plan,” “should,” “will,” “will be,” “will likely continue,” “will likely result,” “would,” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our strategy and investments and their potential benefits, our liquidity and its ability to support our strategic initiatives, future share repurchases, and the information set forth under the heading “FOURTH QUARTER 2026 OUTLOOK.”

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: adverse housing market conditions, including but not limited to housing starts, construction labor shortages, repair and remodel activity and commercial construction, foreclosure rates, interest rates, unemployment rates and job and wage growth rates, consumer debt levels, tightened availability or affordability of homeowner insurance coverage, and mortgage availability and pricing, as well as other consumer financing mechanisms, that ultimately affect demand for our products; information technology security risks and business interruption risks; consolidation among competitors, suppliers, and customers; escalating changes in retaliatory trade policies of the United States and other countries; our dependence on international suppliers and manufacturers for certain products and related exposure to risks of new or increased tariffs, antidumping and countervailing duties, and other risks that could affect our financial condition; pricing and product cost variability; volumes of product sold; competition; the cyclical nature of the industry in which we operate; loss of products or key suppliers and manufacturers; exposure to liability, including product liability and other claims and legal and regulatory proceedings related to our business, employee injuries, workers’ compensation claims, and the products we distribute; effective inventory management relative to our sales volume or the prices of the products we produce; acquisitions and the integration and completion of such acquisitions; the success of management initiatives, including our business and digital transformation initiatives; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; increases in the cost of artificial intelligence and other technology tools; our plans and ability to continue to enhance our facilities, fleet, and technology hardware; home center distribution disruption; business disruptions; natural disasters, catastrophes, fire, wars or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; changes in governmental rules and regulations or interpretations thereof; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential to incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; our ability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices, including as a result of disruptions in international shipping of oil and gas through the Strait of Hormuz and the ongoing conflicts in the Middle East and Ukraine, or availability of third-party freight providers; geopolitical risks, such as acts of war or terrorism or political or civil unrest; changes in insurance-related deductible/retention liabilities based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; the effects of epidemic, global pandemics or other widespread public health crises; and changes in, or interpretations of, accounting principles; and the other factors described in Part I, Item 1A, “Risk Factors”, in our Form 10-K for fiscal 2025, as supplemented by Part II, Item 1A, “Risk Factors”, in our Form 10-Q for the quarterly period ended April 4, 2026.

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

NON-GAAP MEASURES AND SUPPLEMENTAL FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein in the “Reconciliation of Non-GAAP Measurements” table later in this release. The Company cautions that non-GAAP measures are not intended to present superior measures of our financial condition from those measures determined under GAAP and should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. The Company further cautions that its non-GAAP measures, as used herein, are not necessarily comparable to other similarly titled measures of other companies due to differences in methods of calculation.

Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx calculates Adjusted EBITDA by starting with EBITDA, which represents net income (loss) that excludes net interest expense, income taxes, and depreciation and amortization expense, then adjusts EBITDA for certain non-cash items including share-based compensation expense and realization of deferred gains on prior real estate transactions, and further adjusts for one-time or nonrecurring events such as expenses related to business acquisitions, gains or losses on sales of properties, expenses associated with a restructuring activity such as employee severance, strategic product brand changes outside the ordinary course of ongoing inventory management activities, and external consultant expenses related to the design and implementation of our business and digital transformation initiatives.

The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.

We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share. BlueLinx defines Adjusted Net Income (Loss) as Net Income or Loss adjusted for certain non-cash items and other special items, including compensation expense from share-based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, realization of deferred gains on real estate, expense associated with our restructuring activities, such as severance, external consultant expenses related to the design and implementation of our business and digital transformation initiatives, in addition to other significant and/or one-time, nonrecurring, non-operating items, further adjusted for the tax impacts of such reconciling items. BlueLinx defines Adjusted Earnings (Loss) Per Share (basic and/or diluted) as the Adjusted Net Income (Loss) for the period divided by the weighted average outstanding shares (basic and/or diluted) for the periods presented. However, for any period with an Adjusted Net Loss, only Adjusted Basic Loss Per Share is presented for the period. We believe that Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic and/or diluted) are useful to investors to enhance investors’ overall understanding of the financial performance of the business. Management also believes Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic and/or diluted) are helpful in highlighting operating trends.

Our Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic and/or diluted) are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic or diluted), as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Free Cash Flow. BlueLinx defines free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities. BlueLinx calculates Net Debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under finance leases, less cash and cash equivalents. Net Debt Excluding Real Property Finance Lease Liabilities is calculated in the same manner as Net Debt, except the total amount of obligations under real estate finance leases are excluded. Although our credit agreements do not contain leverage covenants, a net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement. We believe that Net Debt and Net Debt Excluding Real Property Finance Lease Liabilities are useful to investors because our management reviews both metrics as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our Overall Net Leverage Ratio by dividing our Net Debt by Twelve-Month Trailing Adjusted EBITDA. Our calculation of Net Leverage Ratio Excluding Real Property Finance Lease Liabilities is determined by dividing our Net Debt Excluding Real Property Finance Lease Liabilities by Twelve-Month Trailing Adjusted EBITDA. We believe that these ratios are useful to investors because they are indicators of our ability to meet our future financial obligations. In addition, our Net Leverage Ratio is a measure that is frequently used by investors and creditors. Our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are not made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. The calculations of our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are presented in the table on the last page of this Exhibit 99.1. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(In thousands, except per share amounts)
Net sales	$812,610	$748,870	$2,357,836	$2,238,203
Cost of products sold	681,654	640,683	1,970,776	1,899,198
Gross profit	130,956	108,187	387,060	339,005
Gross margin	16.1%	14.4%	16.4%	15.1%
Operating expenses (income):
Selling, general, and administrative	105,914	89,281	309,489	278,639
Depreciation and amortization	11,685	9,742	35,132	29,086
Realization of deferred gains on real estate	(984)	(984)	(2,951)	(2,951)
Other operating, net	2,477	182	5,595	(1,494)
Total operating expenses	119,092	98,221	347,265	303,280
Operating income	11,864	9,966	39,795	35,725
Interest expense, net	9,518	8,603	28,044	23,640
Pre-tax income	2,346	1,363	11,751	12,085
Provision (benefit) for income taxes	2,971	(292)	7,428	3,315
Net (loss) income	$(625)	$1,655	$4,323	$8,770

Basic (loss) earnings per share	$(0.07)	$0.20	$0.55	$1.09
Diluted (loss) earnings per share	$(0.07)	$0.20	$0.54	$1.08

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	October 3, 2026	January 3, 2026
(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$349,817	$385,843
Receivables, less allowances of $4,963 and $4,964, respectively	311,109	218,161
Inventories, net	375,348	325,998
Other current assets	48,890	54,466
Total current assets	1,085,164	984,468
Property and equipment, at cost	507,646	495,453
Accumulated depreciation	(234,092)	(208,693)
Property and equipment, net	273,554	286,760
Operating lease right-of-use assets	53,209	54,608
Goodwill	70,301	67,226
Intangible assets, net	77,028	86,700
Deferred income tax asset, net	44,319	50,615
Other non-current assets	13,751	18,902
Total assets	$1,617,326	$1,549,279
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$202,371	$136,388
Accrued compensation	18,883	17,466
Finance lease liabilities - current	18,849	22,348
Operating lease liabilities - current	9,112	8,969
Real estate deferred gains - current	3,935	3,935
Other current liabilities	29,262	22,173
Total current liabilities	282,412	211,279
Long-term debt	297,303	296,660
Finance lease liabilities, less current portion	290,853	298,931
Operating lease liabilities, less current portion	47,701	47,075
Real estate deferred gains, less current portion	56,412	59,362
Other non-current liabilities	18,162	18,657
Total liabilities	992,843	931,964
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.01 par value, 30,000,000 shares authorized, none outstanding	—	—
Common Stock, $0.01 par value, 20,000,000 shares authorized, 7,863,335 and 7,866,497 outstanding, respectively	79	79
Additional paid-in capital	97,607	94,762
Retained earnings	526,797	522,474
Total stockholders’ equity	624,483	617,315
Total liabilities and stockholders’ equity	$1,617,326	$1,549,279

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(In thousands)
Cash flows from operating activities:
Net (loss) income	$(625)	$1,655	$4,323	$8,770
Adjustments to reconcile net (loss) income to net cash provided by (used in) operations
Depreciation and amortization	11,685	9,742	35,132	29,086
Amortization of debt discount and issuance costs	397	473	1,182	1,135
Insurance recoveries in excess of carrying values of property & equipment	—	—	—	(2,443)
Provision for deferred income taxes	2,639	3,830	6,296	2,193
Realization of deferred gains from real estate	(984)	(984)	(2,951)	(2,951)
Share-based compensation	3,747	3,452	10,077	8,315
Changes in operating assets and liabilities:
Accounts receivable	4,830	10,085	(92,948)	(42,815)
Inventories	(90)	45,605	(49,284)	10,030
Accounts payable and accrued expenses	14,065	(9,864)	65,703	(2,850)
Other current assets	3,135	(2,878)	5,576	(5,585)
Other assets and liabilities	5,885	(2,500)	15,528	(4,935)
Net cash provided by (used in) operating activities	44,684	58,616	(1,366)	(2,050)

Cash flows from investing activities:
Adjustment to consideration for Disdero acquisition	—	—	859	—
Disbursements for property and equipment	(5,112)	(5,947)	(10,095)	(21,486)
Proceeds from sales and insurance recoveries of property & equipment	76	20	164	2,625
Net cash used in investing activities	(5,036)	(5,927)	(9,072)	(18,861)

Cash flows from financing activities:
Common stock repurchases	—	(2,740)	(5,327)	(38,126)
Debt financing costs	—	(2,612)	—	(2,612)
Repurchase of shares to satisfy employee tax withholdings	(119)	(675)	(2,218)	(2,445)
Principal payments on finance lease liabilities	(7,962)	(4,067)	(17,841)	(12,168)
Other	72	—	(202)	—
Net cash used in financing activities	(8,009)	(10,094)	(25,588)	(55,351)

Net change in cash and cash equivalents	31,639	42,595	(36,026)	(76,262)
Cash and cash equivalents at beginning of period	318,178	386,765	385,843	505,622
Cash and cash equivalents at end of period	$349,817	$429,360	$349,817	$429,360

BLUELINX HOLDINGS INC.
GROSS PROFIT AND GROSS MARGIN
(Unaudited)

The following schedule presents our revenues disaggregated by specialty and structural product category:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(Dollar amounts in thousands)
Net sales by product category:
Specialty products	$549,550	$525,455	$1,625,496	$1,548,301
Structural products	263,060	223,415	732,340	689,902
Total net sales	$812,610	$748,870	$2,357,836	$2,238,203

Gross profit by product category:
Specialty products	$102,699	$87,350	$307,845	$277,410
Structural products	28,257	20,837	79,215	61,595
Total gross profit	$130,956	$108,187	$387,060	$339,005

Gross margin by product category:
Specialty products	18.7%	16.6%	18.9%	17.9%
Structural products	10.7%	9.3%	10.8%	8.9%
Company gross margin	16.1%	14.4%	16.4%	15.1%

Effects of import duty-related items and unusual inventory provision:
Specialty products gross profit	$102,699	$87,350	$307,845	$277,410
Less import duty-related benefit (expense)	2,172	(2,209)	9,412	224
Less unusual inventory provision	(2,920)	—	(2,920)	—
Specialty products gross profit, excluding import-duty related items and unusual inventory provision	$103,447	$89,559	$301,353	$277,186
Specialty products gross margin, excluding import-duty related items and unusual inventory provision	18.8%	17.0%	18.5%	17.9%

Total gross profit	$130,956	$108,187	$387,060	$339,005
Less import duty-related benefit (expense)	2,172	(2,209)	9,412	224
Less unusual inventory provision	(2,920)	—	(2,920)	—
Total gross profit, excluding import duty-related items and unusual inventory provision	$131,704	$110,396	$380,568	$338,781
Company gross margin %, excluding import duty-related items and unusual inventory provision	16.2%	14.7%	16.1%	15.1%

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(Unaudited)

The following tables reconcile Net (loss) income to Adjusted EBITDA (non-GAAP) for the reporting periods indicated:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(In thousands)
Net (loss) income	$(625)	$1,655	$4,323	$8,770
Adjustments:
Depreciation and amortization	11,685	9,742	35,132	29,086
Interest expense, net	9,518	8,603	28,044	23,640
Provision for income taxes	2,971	(292)	7,428	3,315
Share-based compensation expense	3,747	3,452	10,077	8,315
Realization of deferred gains on real estate	(984)	(984)	(2,951)	(2,951)
Inventory step-up adjustment from business combination	—	—	266	—
Acquisition-related expenses(2)	108	126	325	464
Business and digital transformation initiatives(3)	2,369	—	4,398	—
Discontinuation of strategic product brand(4)	2,920	—	2,920	—
Restructuring and other(5)	—	56	872	(1,959)
Adjusted EBITDA	$31,709	$22,358	$90,834	$68,680

	Trailing Twelve Fiscal Months Ended
	October 3, 2026	January 3, 2026	September 27, 2025
(In thousands)
Net (loss) income	$(4,228)	$219	$14,042
Adjustments:
Depreciation and amortization	45,951	39,905	38,491
Interest expense, net	36,758	32,354	28,960
Provision (benefit) for income taxes	4,023	(90)	5,008
Share-based compensation expense	13,014	11,252	9,123
Realization of deferred gains on real estate	(3,934)	(3,934)	(3,933)
Pension settlement and related cost(1)	—	—	(255)
Inventory step-up adjustment from business combination	1,064	798	—
Acquisition-related expenses(2)	2,399	2,537	464
Business and digital transformation initiatives(3)	4,398	—	—
Discontinuation of strategic product brand(4)	2,920	—	—
Restructuring and other(5)	2,358	(472)	(1,685)
Adjusted EBITDA	$104,723	$82,569	$90,215

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS (continued)
(Unaudited)

The following notes relate to both of the tables presented above for Adjusted EBITDA:

(1)Reflects expenses and related adjustments to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan (defined benefit) in 4Q 2023.
(2)Reflects primarily legal, professional, technology and other integration expenses. Certain amounts for prior periods have been reclassified for Acquisition-related expenses and Restructuring and other.
(3)Composed mainly of external consulting expenses related to the design and implementation of our business and digital transformation initiatives. Amounts for prior periods in fiscal 2026 reflect reclassifications from Restructuring and other, net.
(4)Unusual inventory provision for discontinued inventory related to a strategic brand and vendor change for one of our key product lines. Not part of ongoing inventory management activities.
(5)For fiscal 2026 reporting periods, composed mainly of severance expenses. For the fiscal 2025 reporting periods, composed mainly of insurance recoveries received that exceeded the carrying values of property and equipment damaged or destroyed at our Erwin, Tennessee owned facility by Hurricane Helene in 2024. The trailing-twelve-fiscal-months periods also include legal expenses, professional fees, technology expenses, and other one-time nonoperating expenses. Certain amounts for prior periods have been reclassified for Acquisition-related expenses, Restructuring and other, and Business/Transformation initiatives.

The following tables reconcile Net (loss) income and earnings (loss) per share to Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP):

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(In thousands, except per share data)
Net (loss) income	$(625)	$1,655	$4,323	$8,770
Adjustments:
Share-based compensation expense	3,747	3,452	10,077	8,315
Realization of deferred gains on real estate	(984)	(984)	(2,951)	(2,951)
Inventory step-up adjustment from business combination	—	—	266	—
Acquisition-related expenses	108	126	325	464
Business and digital transformation initiatives	2,369	—	4,398	—
Discontinuation of strategic product brand	2,920	—	2,920	—
Restructuring and other	—	56	872	(1,959)
Estimated tax impacts of reconciling items (1)	(2,049)	(651)	(3,993)	(1,061)
Adjusted net income	$5,486	$3,654	$16,237	$11,578

Basic (loss) earnings per share	$(0.07)	$0.20	$0.55	$1.09
Diluted (loss) earnings per share	(0.07)	$0.20	$0.54	$1.08

Weighted average shares outstanding - Basic	7,862	7,888	7,845	8,027
Weighted average shares outstanding - Diluted	7,862	7,946	7,937	8,085

Non-GAAP Adjusted Basic EPS	$0.69	$0.46	$2.06	$1.44
Non-GAAP Adjusted Diluted EPS(2)	$0.68	$0.45	$2.04	$1.43

(1) For the current period, applied a normalized income tax rate of 25%. For the prior period, applied the Company’s effective    income tax rate for the reporting period.
(2) For Non-GAAP Adjusted Diluted EPS, weighted-average shares outstanding were 8,030 (in thousands) for the fiscal three months ended October 3, 2026.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS (continued)
(Unaudited)

In the following table, our Adjusted EBITDA margin (non-GAAP) is calculated and compared to Net income (loss) as a percentage of Net sales, with and without the benefit of the import duty-related items:

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(Dollar amounts in thousands)
Net sales	$812,610	$748,870	$2,357,836	$2,238,203
Net (loss) income	$(625)	$1,655	$4,323	$8,770
Net (loss) income as a percentage of Net sales	(0.1)%	0.2%	0.2%	0.4%

Net sales	$812,610	$748,870	$2,357,836	$2,238,203
Adjusted EBITDA - non-GAAP(1)	$31,709	$22,358	$90,834	$68,680
Adjusted EBITDA margin - non-GAAP	3.9%	3.0%	3.9%	3.1%

Effects of import duty-related items:
Adjusted EBITDA - non-GAAP(1)	$31,709	$22,358	$90,834	$68,680
Less import duty-related benefit (expense)	2,172	(2,209)	9,412	224
Adjusted EBITDA - non-GAAP(1), excluding import duty-related items	$29,537	$24,567	$81,422	$68,456
Adjusted EBITDA margin - non-GAAP, excluding import duty-related items	3.6%	3.3%	3.5%	3.1%

(1)See the table that reconciles Net income (loss) to Adjusted EBITDA (non-GAAP).

BLUELINX HOLDINGS INC.
LIQUIDITY MEASURES
(Unaudited)

The following schedule reconciles Total debt and finance leases to: Net debt (non-GAAP) and to Net debt excluding finance lease liabilities for real property (non-GAAP). The calculations of Net leverage ratio (non-GAAP) and Net leverage ratio excluding real property finance lease liabilities (non-GAAP) are also presented.

	As of
	October 3, 2026	January 3, 2026	September 27, 2025
($ amounts in thousands)
Long term debt(1)	$300,000	$300,000	$300,000
Finance lease liabilities for equipment and vehicles	70,913	80,635	80,264
Finance lease liabilities for real property	238,789	240,644	241,540
Total debt and finance leases	609,702	621,279	621,804
Less: available cash and cash equivalents	349,817	385,843	429,360
Net debt (non-GAAP)	$259,885	$235,436	$192,444

Net debt, excluding finance lease liabilities for real property (non-GAAP)	$21,096	$(5,208)	$(49,096)

Trailing twelve-month adjusted EBITDA (non-GAAP, see above reconciliations)	$104,723	$82,569	$90,215

Net leverage ratio	2.5x	2.9x	2.1x
Net leverage ratio excluding real property finance lease liabilities(2)	0.2x	(0.1x)	(0.5x)

(1) As of October 3, 2026, January 3, 2026, and September 27, 2025, our long-term debt is comprised of $300 million of senior-secured notes. These notes are presented under the long-term debt caption of our unaudited condensed consolidated balance sheets at $297.3 million, $296.7 million, and $296.4 million as of October 3, 2026, January 3, 2026, and September 27, 2025, respectively. This presentation is net of their unamortized issuance costs and discount. Our senior secured notes are presented in this table at their face value for the purpose of calculating our net leverage ratio.
(2) Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement.

The following schedule reconciles Net cash provided by (used in) operating activities to Free cash flow (non-GAAP):

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
(In thousands)
Net cash provided by (used in) operating activities	$44,684	$58,616	$(1,366)	$(2,050)
Less: Cash disbursements for property and equipment	(5,112)	(5,947)	(10,095)	(21,486)
Free cash flow - non-GAAP	$39,572	$52,669	$(11,461)	$(23,536)